Exhibit 32
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
 _______________________________________
I, Mark W. Kowlzan, Chief Executive Officer of Packaging Corporation of America (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) The Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark W. Kowlzan
Mark W. Kowlzan
Chief Executive Officer
Date: November 6, 2015

I, Robert P. Mundy, Chief Financial Officer of Packaging Corporation of America (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) The Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer
Date: November 6, 2015